NEWS RELEASE

Arlo Reports First Quarter 2024 Results

Record service revenue of $56.7 million, growing 29.0% year over year

Annual recurring revenue (ARR) ended at $227.0 million, growing 24.3% year over year (1)

Record free cash flow (FCF) of $19.5 million with FCF margin of 15.7% (2)

GAAP net loss per share (EPS) of $(0.10); non-GAAP EPS of $0.09

Extended Verisure partnership for five additional years into 2029

Carlsbad, California - May 9, 2024 - Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security company, today reported financial results for the first quarter ended March 31, 2024.

“Arlo continued its strong track record of execution, leveraging an innovative product portfolio and a steadily growing and highly profitable services offering to more than double its free cash flow to a record $19.5 million compared to the same period last year. Arlo’s $227 million in ARR drove remarkable leverage in the business and allowed us to improve our non-GAAP EPS by 8 cents year over year,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Our singular focus on delivering a superior customer experience in smart security has positioned Arlo for success in 2024 and beyond. Our first quarter results represent a strong start to the year and our continued operational excellence reaffirms our confidence that we can achieve our updated long-range plan targets of 10 million paid accounts, $700 million in ARR, and 25% non-GAAP operating margins.”

Financial and Business Highlights

•Q1 total revenue of $124.2 million, an increase of 11.9% year over year.

•Record Q1 service revenue of $56.7 million, growing 29.0% year over year.

•Q1 GAAP services gross margin of 76.0% and non-GAAP services gross margin of 76.7%.

•GAAP gross profit of $47.4 million, an increase of 34.5% year over year; non-GAAP gross profit of $48.9 million, an increase of 35.0% year over year.

•GAAP gross margin of 38.1%; non-GAAP gross margin of 39.4%.

•GAAP net loss per share of $(0.10); non-GAAP earnings per share of $0.09.

•Cumulative paid accounts increased to 3.2 million, growing 58.3% year over year.

•Ended the quarter with ARR(1) of $227.0 million, growing 24.3% year over year.

•Ended with cash and cash equivalents and short-term investments balance of $142.9 million, up $24.2 million year over year.

•Won the 2024 American Business Award (Stevie Award) for Innovation of the Year in Consumer Product category.

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023
	(In thousands, except percentage and per share data)
Revenue	$124,200	$135,093	$111,004
GAAP Gross Margin	38.1%	35.0%	31.7%
Non-GAAP Gross Margin (3)	39.4%	35.8%	32.6%
GAAP Net Income (Loss) per Share - Basic and Diluted	$(0.10)	$0.01	$(0.16)
Non-GAAP Net Income per Share - Basic and Diluted (3)	$0.09	$0.11	$0.01
_________________________
(1)    In the first fiscal quarter of 2024, we changed the methodology on paid service revenue recognition from a mid-month convention to a daily recognition model which recognizes paid service revenue based on the number of service days within the fiscal reporting period, commencing on the start date of the subscription and continuing over the term of the arrangement. Accordingly, the methodology used to calculate ARR was also changed as of March 31, 2024 and is now calculated by taking the average daily paid service revenue of the last calendar month in the fiscal quarter, multiplied by 365 days. We believe the daily recognition model aligns with our customers’ subscription period and service usage and allows for a more precise measurement of paid service revenue relative to the former methodology of a mid-month convention, which was based on paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. This change in calculation methodology has no material impact on our financial statements or any previously reported ARR numbers.

(2)    FCF is calculated as net cash provided by operating activities less capital expenditures. FCF margin is the FCF divided by revenue.

(3)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

Second Quarter 2024 Business Outlook (4)

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ended June 30, 2024
	Revenue	Net Income (Loss) per Diluted Share
(In millions, except per share data)
GAAP	$120 - $130	$(0.11) - $(0.05)
Estimated adjustment for stock-based compensation and other expense	—	0.17
Non-GAAP	$120 - $130	$0.06 - $0.12
_________________________
(4)    Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the first quarter 2024 results and discuss management’s expectations for the second quarter 2024 today, Thursday, May 9, 2024 at 5:00 p.m. ET (2:00 p.m. PT). To view the accompanying presentation a live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. The toll-free dial-in number for the live audio call is (888) 660-6387. The international dial-in number for the live audio call is (929) 203-1909. The conference ID for the call is 7749064. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is an award-winning, industry leader that is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security solutions. Arlo’s deep expertise in AI- and CV-powered analytics, cloud services, user experience and product design, and innovative wireless and RF connectivity enables the delivery of a seamless, smart security experience for Arlo users that is easy to set up and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning connected devices, software and services. These include wire-free, smart Wi-Fi and LTE-enabled security cameras, video doorbells, floodlights, security system, and Arlo's subscription services: Arlo Secure, and Arlo Safe.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to implementing industry standards for data protection designed to keep users’ personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2024 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Tahmin Clarke
investors@arlo.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability (and related timing), GAAP and non-GAAP gross margins, operating margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margins; the ability of our singular focus on delivering a superior customer experience in smart security to position us for a successful 2024; strategic objectives and initiatives; the recurring revenue business model; expectations regarding market expansion and future growth, including with respect to our updated long-range plan targets; and others. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for our products may be lower than anticipated, including due to inflation, fluctuating consumer confidence, banking failures and rising interest rates; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; and we may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, restructuring charges, impairment charges, separation expense, amortization of development of software cost, litigation reserves, net, employee retention credit and the related tax effects. In addition, we use free cash flow as non-GAAP measure when assessing the sources of liquidity, capital resources, and quality of earnings. We believe that free cash flow (usage) is helpful in understanding our capital requirements and provides an additional means to reflect the cash flow trends in our business. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•the ability to better identify trends in our underlying business and perform related trend analyses;
•a better understanding of how management plans and measures our underlying business; and
•an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units (RSU), performance-based restricted stock units, shares under the employee stock purchase plan granted to employees and employees' annual bonus in RSU form. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other non-GAAP items are the result of either unique or unplanned events, including, when applicable: restructuring charges, impairment charges, separation expense, amortization of development of software cost, litigation reserves, net and employee retention credit. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Source: Arlo-F

***Financial Tables

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31, 2024	December 31, 2023
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$62,054	$56,522
Short-term investments	80,809	79,974
Accounts receivable, net	56,496	65,360
Inventories	44,676	38,408
Prepaid expenses and other current assets	11,896	10,271
Total current assets	255,931	250,535
Property and equipment, net	4,311	4,761
Operating lease right-of-use assets, net	10,697	11,450
Goodwill	11,038	11,038
Restricted cash	4,183	4,131
Other non-current assets	3,602	3,623
Total assets	$289,762	$285,538

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$69,878	$55,201
Deferred revenue	21,394	18,041
Accrued liabilities	79,100	88,209
Total current liabilities	170,372	161,451
Non-current operating lease liabilities	16,133	17,021
Other non-current liabilities	3,320	3,790
Total liabilities	189,825	182,262
Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 97,202,042 at March 31, 2024 and 95,380,281 at December 31, 2023	97	95
Additional paid-in capital	476,665	470,322
Accumulated other comprehensive income	280	320
Accumulated deficit	(377,105)	(367,461)
Total stockholders’ equity	99,937	103,276
Total liabilities and stockholders’ equity	$289,762	$285,538

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023
	(In thousands, except percentage and per share data)
Revenue:
Products	$67,493	$79,168	$67,060
Services	56,707	55,925	43,944
Total revenue	124,200	135,093	111,004
Cost of revenue:
Products	63,224	73,143	64,041
Services	13,596	14,601	11,746
Total cost of revenue	76,820	87,744	75,787
Gross profit	47,380	47,349	35,217
Gross margin	38.1%	35.0%	31.7%
Operating expenses:
Research and development	20,793	16,450	17,750
Sales and marketing	17,370	18,004	15,353
General and administrative	19,348	13,282	15,622
Others	479	71	632
Total operating expenses	57,990	47,807	49,357
Loss from operations	(10,610)	(458)	(14,140)
Operating margin	(8.5)%	(0.3)%	(12.7)%
Interest income, net	1,386	1,199	726
Other income (loss), net	(25)	84	(39)
Income (loss) before income taxes	(9,249)	825	(13,453)
Provision for income taxes	395	133	792
Net income (loss)	$(9,644)	$692	$(14,245)

Net income (loss) per share:
Basic	$(0.10)	$0.01	$(0.16)
Diluted	$(0.10)	$0.01	$(0.16)
Weighted average shares used to compute net income (loss) per share:
Basic	96,264	94,819	89,653
Diluted	96,264	101,938	89,653

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31, 2024	April 2, 2023
	(In thousands)
Cash flows from operating activities:
Net loss	$(9,644)	$(14,245)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	18,550	14,591
Depreciation and amortization	903	1,149
Allowance for credit losses and non-cash changes to reserves	(107)	198
Deferred income taxes	68	127
Other	(792)	(124)
Changes in assets and liabilities:
Accounts receivable	8,978	13,216
Inventories	(6,275)	6,341
Prepaid expenses and other assets	(1,672)	(900)
Accounts payable	14,561	(6,093)
Deferred revenue	3,427	3,785
Accrued and other liabilities	(8,191)	(7,716)
Net cash provided by operating activities	19,806	10,329
Cash flows from investing activities:
Purchases of property and equipment	(356)	(923)
Purchases of short-term investments	(40,802)	(36,755)
Proceeds from maturities of short-term investments	40,718	15,006
Net cash used in investing activities	(440)	(22,672)
Cash flows from financing activities:
Proceeds related to employee benefit plans	573	3
Restricted stock unit withholdings	(14,355)	(4,694)
Net cash used in financing activities	(13,782)	(4,691)
Net increase (decrease) in cash, cash equivalents and restricted cash	5,584	(17,034)
Cash, cash equivalents and restricted cash, at beginning of period	60,653	88,179
Cash, cash equivalents and restricted cash, at end of period	$66,237	$71,145

Non-cash investing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$180	$894

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023
	(In thousands, except percentage data)
GAAP gross profit:
Products	$4,269	$6,025	$3,019
Services	43,111	41,324	32,198
Total GAAP gross profit	47,380	47,349	35,217
GAAP gross margin:
Products	6.3%	7.6%	4.5%
Services	76.0%	73.9%	73.3%
Total GAAP gross margin	38.1%	35.0%	31.7%
Stock-based compensation expense - Products	1,114	692	912
Stock-based compensation expense - Services	257	145	(51)
Amortization of development of software cost - Services	151	151	151
Non-GAAP gross profit:
Products	5,383	6,717	3,931
Services	43,519	41,620	32,298
Total Non-GAAP gross profit	$48,902	$48,337	$36,229
Non-GAAP gross margin:
Products	8.0%	8.5%	5.9%
Services	76.7%	74.4%	73.5%
Total Non-GAAP gross margin	39.4%	35.8%	32.6%

GAAP research and development	$20,793	$16,450	$17,750
Stock-based compensation expense	(4,904)	(2,631)	(3,911)
Non-GAAP research and development	$15,889	$13,819	$13,839
Percentage of revenue	12.8%	10.2%	12.5%

GAAP sales and marketing	$17,370	$18,004	$15,353
Stock-based compensation expense	(2,240)	(1,283)	(1,722)
Non-GAAP sales and marketing	$15,130	$16,721	$13,631
Percentage of revenue	12.2%	12.4%	12.3%

GAAP general and administrative	$19,348	$13,282	$15,622
Stock-based compensation expense	(10,035)	(5,346)	(8,097)
Non-GAAP general and administrative	$9,313	$7,936	$7,525
Percentage of revenue	7.5%	5.9%	6.8%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023
	(In thousands, except percentage data)
GAAP total operating expenses	$57,990	$47,807	$49,357
Stock-based compensation expense	(17,179)	(9,260)	(13,730)
Others	(479)	(71)	(632)
Non-GAAP total operating expenses	$40,332	$38,476	$34,995

GAAP operating loss	$(10,610)	$(458)	$(14,140)
GAAP operating margin	(8.5)%	(0.3)%	(12.7)%
Stock-based compensation expense	18,550	10,097	14,591
Others	630	222	783
Non-GAAP operating income	$8,570	$9,861	$1,234
Non-GAAP operating margin	6.9%	7.3%	1.1%

GAAP provision for income taxes	$395	$133	$792
GAAP income tax rate	(4.3)%	16.1%	(5.9)%
Non-GAAP provision for income taxes	$395	$133	$792
Non-GAAP income tax rate	4.0%	1.2%	41.2%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023
	(In thousands, except percentage and per share data)
GAAP net income (loss)	$(9,644)	$692	$(14,245)
Stock-based compensation expense	18,550	10,097	14,591
Others	630	222	783
Non-GAAP net income	$9,536	$11,011	$1,129

GAAP net income (loss) per share - basic and diluted	$(0.10)	$0.01	$(0.16)
Stock-based compensation expense	0.18	0.10	0.17
Others	0.01	—	—
Non-GAAP net income - diluted	$0.09	$0.11	$0.01

Shares used in computing GAAP net income (loss) - basic and diluted	96,264	94,819	89,653
Shares used in computing non-GAAP net income - diluted	103,803	101,938	93,236

Free cash flow:
Net cash provided by operating activities	$19,806	$7,935	$10,329
Less: Purchases of property and equipment	(356)	(399)	(923)
Free cash flow (1)	$19,450	$7,536	$9,406
Free cash flow margin (1)	15.7%	5.6%	8.5%
_________________________
(1)    Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	As of and for the three months ended
	March 31, 2024	December 31, 2023	October 1, 2023	July 2, 2023	April 2, 2023
	(In thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$142,863	$136,496	$126,049	$123,675	$118,673

Accounts receivable, net	$56,496	$65,360	$70,313	$57,327	$52,837
Days sales outstanding	41	44	49	45	44

Inventories	$44,676	$38,408	$53,496	$39,429	$39,922
Inventory turns	5.7	7.6	5.5	6.1	6.4

Weeks of channel inventory:
U.S. retail channel	12.9	11.1	10.9	9.7	14.6
U.S. distribution channel	11.4	20.5	7.4	9.3	17.6
APAC distribution channel	6.4	3.9	7.2	7.7	5.8

Deferred revenue (current and non-current)	$21,540	$18,114	$17,706	$17,702	$15,289

Cumulative registered accounts (1)	9,173	8,652	8,193	7,860	7,510
Cumulative paid accounts (2)	3,235	2,813	2,486	2,289	2,044
Annual recurring revenue (ARR) (3)	$226,968	$210,078	$199,993	$193,633	$182,583

Headcount	373	363	353	345	334
Non-GAAP diluted shares	103,803	101,938	102,116	99,187	93,236
_________________________
(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such period. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform as one registered account may be used by multiple end-users to monitor the devices attached to that household.

(2)    Paid accounts are defined as any account worldwide where a subscription to a paid service is being collected (either by us or by our customers or channel partners, including Verisure).

(3)    In the first fiscal quarter of 2024, we changed the methodology on paid service revenue recognition from a mid-month convention to a daily recognition model which recognizes paid service revenue based on the number of service days within the fiscal reporting period, commencing on the start date of the subscription and continuing over the term of the arrangement. Accordingly, the methodology used to calculate ARR was also changed as of March 31, 2024 and is now calculated by taking the average daily paid service revenue of the last calendar month in the fiscal quarter, multiplied by 365 days. We believe the daily recognition model aligns with our customers’ subscription period and service usage and allows for a more precise measurement of paid service revenue relative to the former methodology of a mid-month convention, which was based on paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. This change in calculation methodology has no material impact on our financial statements or any previously reported ARR numbers.

REVENUE BY GEOGRAPHY

	Three Months Ended
	March 31, 2024		December 31, 2023		April 2, 2023
	(In thousands, except percentage data)
Americas	$57,169	46.0%	$86,702	64.2%	$56,632	51.0%
EMEA	61,380	49.4%	42,433	31.4%	48,472	43.7%
APAC	5,651	4.6%	5,958	4.4%	5,900	5.3%
Total	$124,200	100.0%	$135,093	100.0%	$111,004	100.0%